Exhibit 99.1

®

N E W S   R E L E A S E

Atmel Reports First Quarter 2011 Financial Results

First Quarter Revenues of $461 Million, Up 1% Sequentially

Record Microcontroller Revenues of $294 Million, Up 2% Sequentially

Record Gross Margin of 51% Increases 150 Basis Points Sequentially

SAN JOSE, CA, May 4, 2011 -- Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced financial results for its first quarter ended March 31, 2011.

Revenues for the first quarter of 2011 were $461.4 million, a 1% increase compared to $457.8 million for the fourth quarter of 2010, and a 32% increase compared to $348.5 million for the first quarter of 2010. First quarter 2010 results include revenues and operating results from the former Smart Card business which was divested at the end of the third quarter of 2010.  Adjusting for the Smart Card divestiture, first quarter revenues increased 43% from the first quarter of the prior year.

Net income, on a GAAP basis, totaled $74.6 million, or $0.16 per diluted share for the first quarter of 2011. Included in first quarter 2011 results were restructuring charges of $21.2 million or $0.05 per diluted share, related to personnel reductions at Rousset, France following the sale of our wafer fabrication and Smart Card businesses. The first quarter 2011 net income compares to net income of $223.1 million or $0.47 per diluted share for the fourth quarter of 2010, which included $118.1 million, or $0.25 per diluted share, primarily from releasing reserves for certain deferred tax assets. Net income, on a GAAP basis, was $16.6 million or $0.04 per diluted share in the first quarter of 2010.

Non-GAAP net income for the first quarter of 2011 totaled $122.2 million or $0.26 per diluted share, compared to non-GAAP net income of $119.2 million or $0.25 per diluted share for the fourth quarter of 2010, and non-GAAP net income of $25.2 million or $0.05 per diluted share for the year-ago quarter.  Refer to the non-GAAP reconciliation table included in this release for more details.

Gross margin improved to 51.0% in the first quarter of 2011, the highest level achieved since the company went public in 1991.  This compares to gross margin of 49.5% in the fourth quarter of 2010 and 38.4% in the first quarter of 2010. The sequential gross profit improvement was the result of a more favorable mix of higher margin products and continued cost reduction activities.

Atmel Corporation • 2325 Orchard Parkway • San Jose CA  95131 • Phone (408) 441-0311 • Fax (408) 487-2600

“Our outstanding first quarter results, in a seasonally softer quarter, were driven by the continued success of our microcontroller business,” said Steve Laub, Atmel’s President and Chief Executive Officer. “With company revenues the highest in 10 years, record gross margin and robust design activity, we are well positioned for continued success in 2011.”

First quarter income from operations of $81.9 million or 17.7% of revenues compared with $93.8 million or 20.5% of revenues for the fourth quarter of 2010, and $14.9 million or 4.3% income from operations for the first quarter 2010. First quarter 2011 income from operations included $21.2 million of restructuring charges and a $1.9 million gain on the sale of assets while fourth quarter 2010 income from operations included a $1.6 million restructuring charge, and the first quarter of 2010 had a $1.0 million restructuring charge.

Income tax provision totaled $9.8 million for the first quarter of 2011. This compares to an income tax benefit of $133.1 million for the fourth quarter of 2010 and a provision of $2.6 million for the first quarter of 2010.  The income tax benefit from fourth quarter 2010 resulted primarily from the release of tax reserves for certain deferred tax assets.

Cash provided from operations totaled approximately $74.1 million for the first quarter of 2011, compared to $84.6 million for the fourth quarter of 2010 and $70.4 million for the first quarter of 2010.   Combined cash balances (cash and cash equivalents plus short-term investments) totaled $496.7 million at the end of the first quarter of 2011, a decrease of $24.3 million from the end of the prior quarter that resulted principally from the repurchase of $85 million of common stock.  Net cash balance (cash balances less current and long-term debt) was $492.3 million at March 31, 2011.

Operational and Company Highlights

•                  Atmel’s quarterly revenues highest in ten years

•                  8th Consecutive quarter of sequential revenue growth

•                  Record microcontroller revenues of $294 million, up 2% sequentially and 95% year-over-year

•                  Achieved position as 4th largest microcontroller supplier in 2010 (excluding smart cards)

•                  Record gross margin of 51.0%, highest since the company went public in 1991

•                  Repurchased 5.7 million shares of stock

•                  Announced addition of $300 million to stock repurchase program

Product Highlights

•                Recent maXTouch smartphone introductions include: HTC’s Thunderbolt, HTC 7 Pro, HTC Evo 3D, HTC EvoShift 4G, HTC Desire S, HTC Incredible S, Kyocera’s Echo, Motorola’s Atrix 4G, Nokia’s E7, Samsung’s newest Galaxy 4G

•                  maXTouch tablet highlights include:

o               Acer Iconia Tab A500/A501, ASUS Eee Pad Transformer, Dell Streak 7, LG Electronics G-Slate tablet,  Motorola XOOM tablet and Samsung Galaxy Tab

o               NVIDIA reference design for large format touchscreens

•                  Atmel released AVR Studio 5, a fully integrated platform of microcontroller development tools

•                  Atmel launches capacitive touch controllers with haptics effects for buttons, sliders and wheels

•                  Atmel introduces new Zigbee evaluation kits to support smart energy, home and building automation, Zigbee remote control, IEEE 802.15.3 and proprietary wireless applications

Stock Repurchase

During the first quarter of 2011, Atmel repurchased 5.7 million shares of its common stock in the open market at an average price of $14.93 per share.

Non-GAAP Metrics

Non-GAAP net income excludes charges related to restructuring activities, acquisitions, gain on sale of assets, and stock-based compensation, as well as the non-GAAP income tax adjustment and other non-recurring income tax items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.

Conference Call

Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the first quarter 2011 financial results. The conference call will be webcast live and can also be monitored by dialing 1-800-374-0405 or 1-706-758-4519. The conference ID number is 57912251 and participants are encouraged to initiate their calls 10 minutes in advance of the 2 p.m. PT start time to ensure a timely connection. The webcast and earnings release will be accessible at http://www.atmel.com/ir/ and will be archived for 12 months.

A replay of the May 4, 2011 conference call will be available the same day at approximately 5:00 p.m. PT and will be archived for 48 hours. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations. The access code is 57912251.

About Atmel

Atmel is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry’s broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with complete system solutions focused on industrial, consumer, communications, computing and automotive markets.

© 2011 Atmel Corporation. Atmel®, Atmel logo and combinations thereof, and others are registered trademarks or trademarks of Atmel Corporation or its subsidiaries. Other terms and product names may be trademarks of others.

Safe Harbor for Forward-Looking Statements

Information in this release regarding Atmel’s forecasts, business outlook, expectations and beliefs are forward-looking statements that involve risks and uncertainties. These statements may include comments about our future operating and financial performance, including our outlook for 2011 and expectations regarding market share and product revenue growth, and Atmel’s strategies. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions; the inability to realize the anticipated benefits of transactions related to our manufacturing assets, restructuring plans and other initiatives in a timely manner or at all; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity or undercapacity; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; the market price of our common stock; compliance with U.S. and international laws and regulations by us and our distributors; litigation; unfavorable results of legal proceedings; and other risks detailed from time to time in Atmel’s SEC reports and filings, including our Form 10-K for the year ended December 31, 2010, filed on March 1, 2011, and our subsequent Form 10-Q reports. Atmel assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Peter Schuman

Director, Investor Relations

(408) 518-8426

###

Atmel Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Net revenues	$461,427	$457,806	$348,549

Operating expenses
Cost of revenues	226,042	231,161	214,775
Research and development	62,383	60,401	58,309
Selling, general and administrative	70,786	69,688	61,481
Acquisition-related charges (credits)	1,031	1,167	(1,901)
Restructuring charges	21,210	1,590	969
Gain on sale of assets	(1,882)	—	—
Total operating expenses	379,570	364,007	333,633
Income from operations	81,857	93,799	14,916

Interest and other income (expense), net	2,491	(3,838)	4,342
Income before income taxes	84,348	89,961	19,258
(Provision for) benefit from income taxes	(9,795)	133,130	(2,643)
Net income	$74,553	$223,091	$16,615

Basic net income per share:
Net income	$0.16	$0.49	$0.04
Weighted-average shares used in basic income per share calculations	456,489	457,311	456,797
Diluted net income per share:
Net income	$0.16	$0.47	$0.04
Weighted-average shares used in diluted net income per share calculations	470,022	471,369	462,384

Atmel Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2011	2010
Current assets
Cash and cash equivalents	$480,759	$501,455
Short-term investments	15,976	19,574
Accounts receivable, net	225,269	231,876
Inventories	318,528	276,650
Prepaids and other current assets	118,032	123,620
Total current assets	1,158,564	1,153,175
Fixed assets, net	264,018	260,124
Goodwill	57,051	54,676
Intangible assets, net	15,955	17,603
Other assets	176,541	164,464
Total assets	$1,672,129	$1,650,042

Current liabilities
Trade accounts payable	146,335	160,011
Accrued and other liabilities	245,870	217,985
Deferred income on shipments to distributors	56,901	66,708
Total current liabilities	449,106	444,704
Long-term debt less current portion	4,400	3,976
Other long-term liabilities	143,900	148,306
Total liabilities	597,406	596,986
Stockholders’ equity	1,074,723	1,053,056
Total liabilities and stockholders’ equity	$1,672,129	$1,650,042

Atmel Corporation

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

GAAP net income	$74,553	$223,091	$16,615

Special items:
Stock-based compensation expense	18,889	15,639	9,972
Acquisition-related charges (credits)	1,031	1,167	(1,901)
Restructuring charges	21,210	1,590	969
Gain on sale of assets	(1,882)	—	—
Non-GAAP tax adjustments	8,403	(122,283)	(435)
Total special items	47,651	(103,887)	8,605
Non-GAAP net income	$122,204	$119,204	$25,220

Diluted non-GAAP net income per share:
Non-GAAP net income	$0.26	$0.25	$0.05
Non-GAAP weighted-average shares used in diluted non-GAAP net income per share calculations	478,454	480,609	474,512

Reconciliation of GAAP to non-GAAP shares used in

diluted net income per share calculations:

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Diluted weighted-average shares used in per share calculations - GAAP	470,022	471,369	462,384
Adjusted dilutive stock awards - non-GAAP	8,432	9,240	12,128
Diluted weighted-average shares used in per share calculations - non-GAAP	478,454	480,609	474,512

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel’s operations that, when viewed in conjunction with Atmel’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel’s business and operations.

Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. Atmel may, in the future, determine to present non-GAAP financial measures other than those presented in this release, which it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect information used by the company’s management in assessing its business, which may change from time to time.

Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel’s results “through the eyes” of management as these non-GAAP financial measures reflect Atmel’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel’s operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures may facilitate comparisons to Atmel’s historical operating results and to competitors’ operating results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in above.

As presented in the “Reconciliation of GAAP Net Income to Non-GAAP Net Income” tables above, each of the non-GAAP financial measures excludes one or more of the following items:

•                  Stock-based compensation expense.

Stock-based compensation expense relates primarily to equity awards such as stock options and restricted stock units.  This includes stock-based compensation expense related to performance-based restricted stock units for which Atmel recognizes stock-based compensation expense to the extent management believes it probable that Atmel will achieve the performance criteria which occurs before these awards actually vest. If the performance goals are unlikely to be met, no compensation expense is recognized and any previously recognized compensation expense is reversed.  Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel’s control. As a result, management excludes this item from Atmel’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Atmel’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•                  Acquisition-related charges (credits).

Acquisition-related charges (credits) include: (1) amortization of intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade names and non-compete agreements and (2) contingent compensation expense, which include compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Atmel’s performance after completion of acquisitions, because they are not related to Atmel’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.

•                  Restructuring charges.

Restructuring charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel’s operating costs.  Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Atmel has engaged in various restructuring activities in recent years, each has been a discrete event based on a unique set of business objectives. Atmel believes that it is appropriate to exclude restructuring charges from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.

•                  Gain on sale of assets.

Atmel recognizes gains resulting from the sale of certain non-strategic assets that no longer align with Atmel’s long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are individually discrete events and generally not reflective of the ongoing operating performance of Atmel’s business and can distort the period-over-period comparison.

•                  Non-GAAP tax adjustment.

In conjunction with the implementation of Atmel’s global structure changes which took effect January 1, 2011, the company changed its methodology for reporting non-GAAP taxes. Beginning in the first quarter of 2011, Atmel’s non-GAAP tax amounts approximate operating cash tax expense, similar to the liability reported on the Atmel’s tax returns, including certain foreign refundable credits.  This approach is designed to enhance the ability of investors to understand the company’s tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Atmel forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period.

Non-GAAP tax amounts for periods prior to January 1, 2011 have not been adjusted to reflect this new methodology.